UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

GAMCO INVESTORS, INC. ET AL
(Exact name of registrant as specified in its charter)

Delaware	001-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Mason Street Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (203) 629-2726

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GBL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 28, 2022, GAMCO Investors, Inc. issued a press release announcing the commencement of a tender offer to purchase up to $10 million aggregate principal amount of its outstanding 2-Year Puttable Subordinated Notes due 2023 at a price equal to $1,014.44 per $1,000 principal amount of validly tendered and not properly withdrawn Notes (which includes accrued and unpaid interest on such Notes through the expiration date of the offer at the stated rate of 4.00% per annum).  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

  (d)    Exhibits

Exhibit
Number	Description
99.1	GAMCO's Press Release, dated March 28, 2022

Exhibit Index

Exhibit
Number	Description
99.1	GAMCO's Press Release, dated March 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice President and Principal Financial Officer

Date:March 28, 2022